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NEWS RELEASE

                                                                       CONTACTS:
                                                                  John Greenagel
                                                            AMD Public Relations

                                                                  (408) 749-3310
                                                  E-mail: john.greenagel@amd.com
                                                          ----------------------

                                                                    Toni Beckham
                                                          AMD Investor Relations
                                                                  (408) 749-3127
                             E-Mail: investorrelations-ca.communications@amd.com


                                                                    Exhibit 99.1


                    AMD CONFIRMS OUTLOOK FOR CURRENT QUARTER

     SUNNYVALE, CA -- November 8, 2001 -- Speaking at the annual AMD fall analyst conference today, AMD Chairman and Chief Executive Officer W.J. Sanders III said he expects that overall revenues will range from flat to high single-digit percentage growth on record unit sales of PC processors in the quarter ending December 30, 2001. The company outlook for the quarter remains unchanged from a projection issued when it reported third quarter results on October 17, 2001.

     "Seasonal patterns in the PC industry lead us to believe that AMD PC processor revenues in the first quarter of 2002 could retreat somewhat from the current quarter," Sanders said. "The outlook for flash memory going into 2002 remains uncertain, and pricing pressures on flash memory products are expected to remain intense. We currently expect that these conditions will delay our return to profitability until the second quarter of 2002."

                                     -more-

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     Sanders said that the company's cost containment and cost reduction program will contribute to improved operating results in the second quarter and beyond. "While we expect only very modest overall growth in the semiconductor industry next year, we believe that our new product offerings and low manufacturing costs will result in a profitable year overall for AMD in 2002," Sanders concluded.

Cautionary Statement

     This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. Risks include the possibility that global business and economic conditions will worsen, and that consumer confidence will continue to decline, resulting in lower than expected sales in the current quarter and in 2002; that Intel Corporation pricing, marketing programs, product bundling, new product introductions or other activities targeting the company's processor business will prevent attainment of the company's current PC processor sales plans; that demand for personal computers and, in turn, demand for the company's PC processors will be lower than currently expected; that demand for the company's flash memory products will be lower than currently expected; that the company will not continue to be successful in ramping production of the company's highest-performance AMD Athlon(TM) processors in Fab 30 in Dresden, Germany; and that the company will not be able to grow revenues and reduce cost in the current quarter and in 2002 consistent with its current forecast. We urge investors to review in detail the risks and uncertainties in the company's Securities and Exchange Commission filings, including but not limited to the report on Form 10-K for the year ended December 31, 2000, and the report on Form 10-Q for the quarter ended July 1, 2001.

                                     -more-


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About AMD

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets with manufacturing facilities in the United States, Europe, Japan, and Asia. AMD, a Fortune 500 and Standard & Poor's 500 company, produces microprocessors, flash memory devices, and support circuitry for communications and networking applications.

     Founded in 1969 and based in Sunnyvale, California, AMD had revenues of $4.6 billion in 2000. (NYSE: AMD).

AMD on the Web

     For more AMD news and product information, please visit our virtual pressroom at www.amd.com/news/virtualpress/index.html. Additional press releases
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are available at www.amd.com/news/news.html.
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